PRINCIPAL INVESTORS FUND, INC.
                              AMENDED AND RESTATED
                         DISTRIBUTION PLAN AND AGREEMENT
                                 CLASS J SHARES


      DISTRIBUTION PLAN AND AGREEMENT made as of September 11, 2006, by and between PRINCIPAL INVESTORS FUND, INC., a Maryland corporation (the "Fund"), and PRINCOR FINANCIAL SERVICES CORPORATION, an Iowa corporation (the "Underwriter").

1. This Distribution and Service Plan (the "Plan"), when effective in accordance with its terms, shall be the written plan contemplated by Securities and Exchange Commission Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act") for the Class J shares of each Series identified in Appendix A, attached hereto (the "Series"), a class of shares of Principal Investors Fund, Inc. (the "Fund").

2. The Fund has entered into a Distribution Agreement on behalf of the Fund with Princor Financial Services Corporation (the "Distributor"), under which the Distributor uses all reasonable efforts, consistent with its other business, to secure purchasers of shares of each Series of the Fund (the "Shares"). Such efforts may include, but neither are required to include nor are limited to, the following: (1) formulation and implementation of marketing and promotional activities, such as mail promotions and television, radio, newspaper, magazine and other mass media advertising; (2) preparation, printing and distribution of sales literature provided to the Fund's shareholders and prospective shareholders; (3) preparation, printing and distribution of prospectuses and statements of additional information of the Fund and reports to recipients other than existing shareholders of the Fund; (4) obtaining such information, analyses and reports with respect to marketing and promotional activities as the Distributor may, from time to time, deem advisable; (5) making payment of sales commission, ongoing commissions and other payments to brokers, dealers, financial institutions or others who sell Shares pursuant to Selling Agreements; (6) paying compensation to registered representatives or other employees of the Distributor who engage in or support distribution of the Fund's Shares; (7) paying compensation to, and expenses (including overhead and telephone expenses) of, the Distributor; (8) providing training, marketing and support to dealers and others with respect to the sale of Shares; (9) receiving and answering correspondence from prospective shareholders including distributing prospectuses, statements of additional information, and shareholder reports; (10) providing of facilities to answer questions from prospective investors about Shares; (11) complying with federal and state securities laws pertaining to the sale of Shares;
     (12) assisting investors in completing application forms and selecting dividend and other account options; (13) providing of other reasonable assistance in connection with the distribution of the Fund's shares; (14) organizing and conducting of sales seminars and making payments in the form of transactional compensation or promotional incentives; and (15) such other distribution and services activities as the Fund determines may be paid for by the Fund pursuant to the terms of this Plan and in accordance with Rule 12b-1 of the Act.

3. The Distribution Agreement also authorizes the Distributor to enter into Service Agreements with other selling dealers and with banks or other financial institutions to provide shareholder services to existing Class J shareholders, including without limitation, services such as furnishing information as to the status of shareholder accounts, responding to telephone and written inquiries of shareholders, and assisting shareholders with tax information.

4. In consideration for the services provided and the expenses incurred by the Distributor pursuant to the Distribution Agreement and Paragraphs 2 and 3 hereof, all with respect to Class J shares of a Series of the Fund, Class J shares of each Series shall pay to the Distributor a fee at the annual rate of 0.50%, except for the Money Market Fund which shall pay to the Distributor a fee at the annual rate of 0.25% (or such lesser amount as the Fund Directors may, from time to time, determine) of the average daily net assets of Class J shares of such Series. This fee shall be accrued daily and paid monthly or at such other intervals as the Fund Directors shall determine. The determination of daily net assets shall be made at the close of business each day throughout the month and computed in the manner specified in the Fund's then current Prospectus for the determination of the net asset value of the Fund's Class J shares. The Distributor may use all or any portion of the fee received pursuant to this Plan to compensate securities dealers or other persons who have engaged in the sale of Class J shares or to pay any of the expenses associated with other activities authorized under Paragraphs 2 and 3 hereof.

5. The Fund presently pays, and will continue to pay, a management fee to Principal Management Corporation (the "Manager") pursuant to a Management Agreement between the Fund and the Manager (the "Management Agreement"). It is recognized that the Manager may use its management fee revenue, as well as its past profits or its resources from any other source, to make payment to the Distributor with respect to any expenses incurred in connection with the distribution of Class J shares, including the activities referred to in Paragraph 2 hereof. To the extent that the payment of management fees by the Fund to the Manager should be deemed to be indirect financing of any activity primarily intended to result in the sale of Class J shares within the meaning of Rule 12b-1, then such payment shall be deemed to be authorized by this Plan.

6. This Plan shall not take effect until it has been approved (a) by a vote of at least a majority (as defined in the Act) of the outstanding Class J shares of the Series of the Fund and (b) by votes of the majority of both
     (i) the Board of Directors of the Fund, and (ii) those Directors of the Fund who are not "interested persons" (as defined in the Act) of the Fund and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to this Plan (the "Disinterested Directors"), cast in person at a meeting called for the purpose of voting on this Plan or such agreements.

7. Unless sooner terminated pursuant to Paragraph 6, this Plan shall continue in effect for a period of twelve months from the date it takes effect and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Paragraph 6(b).

8. A representative of the Underwriter shall provide to the Board and the Boardshall review at least quarterly a written report of the amounts so expended and the purposes for which such expenditures were made.

9. This Plan may be terminated at any time by vote of a majority of the Disinterested Directors, or by vote of a majority (as defined in the Act) of the outstanding Class J shares of the Series of the Fund.

10. Any agreement of the Fund related to this Plan shall be in writing and shall provide:

     A. That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Disinterested Directors or by a vote of a majority (as defined in the Act) of the outstanding Class J shares of the Series of the Fund on not more than sixty (60) days' written notice to any other party to the agreement); and

     B. That such agreement shall terminate automatically in the event of its assignment.

11. While the Plan is in effect, the Fund's board of directors shall satisfy the fund governance standards as defined in Securities and Exchange Commission Rule 0-1(a)(7).

12. This Plan does not require the Manager or Distributor to perform any specific type or level of distribution activities or to incur any specific level of expenses for activities primarily intended to result in the sale of Class J shares.

13. The Fund shall preserve copies of this Plan and any related agreements and all reports made pursuant to Paragraph 8, for a period of not less than six years from the date of the Plan, or the agreements or such report, as the case may be, the first two years in an easily accessible place.

14. This Plan may not be amended to increase materially the amount of Fees provided for in Paragraph 4 hereof unless such amendment is approved in the manner provided for initial approval in Paragraph 6 hereof and no other material amendment to this Plan shall be made unless approved in the manner provided for initial approval in Paragraph 6(b) hereof.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Plan as of the first date written above.


                      PRINCIPAL INVESTORS FUND, INC.


                      BY:
                           -----------------------------------------------------

                           DAVID W. MILES, SENIOR VICE PRESIDENT AND SECRETARY


                      PRINCOR FINANCIAL SERVICES CORPORATION


                      BY:
                           -----------------------------------------------------
                           MIKE J. BEER, PRESIDENT

                         PRINCIPAL INVESTORS FUND, INC.
                                   APPENDIX A
                                     Series


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Bond and Mortgage Securities Fund          Partners LargeCap Growth Fund
------------------------------------------ -------------------------------------
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Diversified International Fund             Partners LargeCap Growth Fund I
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Government & High Quality Bond Fund        Partners LargeCap Growth Fund II
------------------------------------------ -------------------------------------
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High Quality Intermediate-Term Bond Fund   Partners LargeCap Value Fund
------------------------------------------ -------------------------------------
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Inflation Protection Fund                  Partners MidCap Growth Fund
------------------------------------------ -------------------------------------
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International Emerging Markets Fund        Partners MidCap Value Fund
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International Growth Fund                  Partners SmallCap Growth Fund I
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LargeCap Growth Fund                       Partners SmallCap Growth Fund II
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LargeCap S&P 500 Index Fund                Partners SmallCap Value Fund
------------------------------------------ -------------------------------------
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LargeCap Value Fund                        Preferred Securities Fund
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LifeTime 2010 Fund                         Real Estate Securities Fund
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LifeTime 2020 Fund                         SAM Balanced Portfolio
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LifeTime 2030 Fund                         SAM Conservative Balanced Portfolio
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LifeTime 2040 Fund                         SAM Conservative Growth Portfolio
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LifeTime 2050 Fund                         SAM Flexible Income Portfolio
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LifeTime Strategic Income Fund             SAM Strategic Growth Portfolio
------------------------------------------ -------------------------------------
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MidCap Blend Fund                          Short-Term Bond Fund
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MidCap Growth Fund                         SmallCap Blend Fund
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MidCap S&P 400 Index Fund                  SmallCap Growth Fund
------------------------------------------ -------------------------------------
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MidCap Value Fund                          SmallCap S&P 600 Index Fund
------------------------------------------ -------------------------------------
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Money Market Fund                          SmallCap Value Fund
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Partners LargeCap Blend Fund               Ultra Short Bond Fund
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Partners LargeCap Blend Fund I
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